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Exhibit 21.1:  List of Subsidiaries

SUBSIDIARIES OF GREENFIELD ONLINE, INC.

Name                                                    Jurisdiction
----                                                    ------------
Greenfield Online Canada, Ltd.                          Canada
Greenfield Online Europe, Ltd.                          United Kingdom
Rapidata.net, Inc.                                      North Carolina, USA
Zing Wireless, Inc.                                     California, USA
SRVY Acquisition GmbH                                   Germany
Greenfield Online Private Limited                       India

SUBSIDIARIES OF SRVY ACQUISITION, GMBH

Name                                                    Jurisdiction
----                                                    ------------
Ciao, GmbH                                              Germany
Ciao Romania S.R.L.                                     Romania

SUBSIDIARIES OF CIAO GMBH

Name                                                    Jurisdiction
----                                                    ------------
Ciao France SAS                                         France
Ciao Spain, S.L.                                        Spain
Ciao International, Inc.                                Delaware, USA
Ciao Holding GmbH                                       Germany